UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

CURRENT REPORT

RTO FINANCE CORP.

(Exact name of registrant as specified in its charter)

Date: September 20, 2017

Delaware	6500	82-2623571
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Ben Terry Rudd

RTO FINANCE CORP.
5 PORTOFINO DR SUITE 2002 GULF BREEZE, FL 32561

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED SEPTEMBER 20, 2017

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

RTO FINANCE CORP.

5,000,000 SHARES OF COMMON STOCK

$0.00001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of RTO FINANCE CORP.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this offering circular, we have not made any arrangement with any market makers to quote our shares.

In this exempt offering we, “RTO FINANCE CORP.” are offering 5,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. The minimum number of shares required to be purchased by each investor is 100 or $500 in value.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Chief Financial Officer. They are deemed to be an underwriter of this offering. They will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 5,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $4 per share for the duration of the Offering. Assuming all of the 5,000,000 shares being offered by the Company are sold, the Company will receive $20,000,000 in gross proceeds. Assuming 3,750,000 shares (75%) being offered by the Company are sold, the Company will receive $15,000,000 in net proceeds. Assuming 2,500,000 shares (50%) being offered by the Company are sold, the Company will receive $10,000,000 in net proceeds. Assuming 1,250,000 shares (25%) being offered by the Company are sold, the Company will receive $20,000,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$4.00	Not applicable	$0.10
Minimum Purchase	$400.00	Not applicable	$400.00
Total (5,000,000 shares)	$20,000,000	Not applicable	$20,000,000

Currently, our CEO owns approximately 100% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares being offered on behalf of the company are sold, Our CEO, Mr. Rudd will hold or have the ability to control approximately 80% of the voting power of our outstanding capital stock.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $25,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by our President, CEO, CFO and Directors. There has been no public trading market for the common stock of RTO FINANCE CORP.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVEST-MENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is September 20, 2017

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘RTO FINANCE CORP,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to RTO FINANCE CORP., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company

RTO FINANCE CORP., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 23, 2017.

RTO FINANCE CORP. is a developmental stage company that plans to provide financing to the RTO (rent-to-own) shed industry. RTO Finance Corp will provide a consistent structured source of financing specifically to rent-to-own (RTO) contract to investors, related only to the portable shed industry.

The Mobile Storage Services industry

The shed and mobile storage services industry, has experienced surging demand in the five years to 2017. The residential market makes up the industry's largest revenue source, estimated at 80.0%, with demand dependent on existing and new traditional and mobile residential sales. Consequently, improving demand from both residential and commercial construction markets propelled the industry growth during the five years to 2017, with revenue expected to rise at an annualized rate of 3.2% to $7.4 billion. In 2017, growth is expected to be especially strong as falling oil prices reduce the industry's transportation costs, the establishment of new dealer lots and increased sales from existing dealer lots increase shed sales, resulting in an industry wide revenue increase of 6.2%.

The industry has also benefited from the growth of corporate markets. According to IBISWorld Industry Analyst Dmitry Diment, “Since industry operators provide furniture and equipment transportation to downstream commercial clients, as well as document storage, demand for industry services increases as businesses expand their operations.” Although the office rental vacancy rate, which serves as a proxy for business activity, continued to rise during the first half of the current five-year period, a turnaround finally occurred in 2012. The office rental vacancy rate is expected to fall from 2012 to 2015 as corporations expand operations, increasing demand for industry services.

“With the economy projected to grow substantially during the next five years, downstream demand for mobile storage services is projected to increase,” says Diment. “The industry is also expected to benefit from an uptick in demand from commercial clients as corporate markets and retail sales grow.” Although fuel prices are projected to increase, the industry will benefit from comparatively low oil prices. Since companies in the industry use trucks to transport storage containers from door to door, the price of fuel is critical to the success of the industry.

Summary of Most Significant Risks Relating to this Offering:

Our business is dependent upon the continued demand for sheds and the availability of finance through the equity market. If the demand for sheds slows significantly, then the larger more established manufacturers may reduce their prices to clear inventory. Some of the smaller manufacturers may cease operations, in return the finance aspect of those contacts will slowdown, however existing RTO contracts and respective sheds held as collateral, will continue to provide an income stream for debt repayment.

Investors in this offering will not be able to evaluate the storage units that we intend to finance. Offering proceeds will be used by us to finance storage units, as well as the respective RTO contracts.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Any investor who makes an investment in us may lose some or all of their investment. The above risks should be read in conjunction with our full list of risk factors contained herein.

Our Offering

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”). We have 20,000,000 shares of Common Stock issued and outstanding as of the date of this filing. In this offering we have an additional 5,000,000 shares of common stock. We may endeavor to sell all 5,000,000 shares of common stock after this offering becomes qualified. Upon qualification of this Offering Statement, the Management may also sell their own shares, but have no plans to do so. The price at which we, the company, offer these shares is at a fixed price of $4 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. The Company will receive all proceeds from the sale of our common stock.

We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

5,000,000 shares of common stock, at a fixed price of $4 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	None.

Offering price per share	The Company will sell the shares at a fixed price per share of $4 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	20,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock

25,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering herein; which represents the current 20,000,000 shares currently issued and outstanding plus the additional 5,000,000 common shares which are being proposed for sale pursuant to this Offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $4.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $4 per share for the duration of the offering.

Use of Proceeds

We intend to use the gross proceeds to us for loan production, loan servicing expenses, general office and administrative expenses, marketing and working capital, hiring staff, and performance of financial strategies.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Chief Financial Officer will sell the 5,000,000 shares of common stock on behalf of the Company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Offering Costs	We estimate our total offering costs to be approximately $25,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

None of our officers & directors, control person and/or affiliate(s) intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our President, Chief Executive Officer, and Director, Mr. Rudd, will control approximately 80% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related shares included elsewhere in this offering circular.

The tables and information below are derived from our financial statements. Our financials can be viewed in their entirety on page F1-F14.

RTO FINANCE CORP.

BALANCE SHEETS (AUDITED)

As of August 31, 2017

ASSETS

CURRENT ASSETS:
Total Current Assets	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Shareholder Advance	$15,000
Total Current Liabilities	$15,000

TOTAL LIABILITIES	$15,000

STOCKHOLDERS' DEFICIT

Common Stock:
175,000,000 shares authorized, par value $.00001 per share; 20,000,000 shares issued and outstanding as of August 31, 2017	$200
Additional paid-in capital	$(200)
Accumulated deficit	$(15,000)

TOTAL STOCKHOLDERS' DEFICIT	$(15,000)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

RTO FINANCE CORP.

STATEMENTS OF OPERATIONS

For the period from August 23, 2017 (inception) through August 31, 2017

For the period
August 23, 2017 (inception)
to August 31, 2017
Revenues	$-

Operating Expenses	$15,000

Operating Loss	$(15,000)

Net Loss	$(15,000)

Basic income (loss) per common share for continuing operations	$(0.00075)

Basic weighted average common shares outstanding	20,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The company was incorporated in Delaware on August 23, 2017. Our principal executive offices are located at 5 PORTOFINO DR SUITE 2002, GULF BREEZE, FL 32561. RTO FINANCE CORP. (RTOF), is raising capital from the equity markets. These funds will be utilized by RTOF to provide commercial RTO contract financing to RTO contract investors.

Operating Results

As of August 31, 2017, we have not generated any revenues and incurred expenses of $15,000. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through August 31, 2017 was $15,000. Our accumulated deficit at August 31, 2017 was $15,000.

To meet our need for cash we are attempting to raise money from this offering. The significant amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of August 31, 2017, the Company had $15,000 in cash and total liabilities of $10,000. As of August 31, 2017, the Company has incurred total expenses since inception of $18,000, related entirely to fees associated with this Offering. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $20,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we intend to finance RTO contracts, there is no guarantee that we will be able to finance such contracts. Financing RTO contracts will depend highly on our funds and the availability of those funds. Upon the qualification of the Form 1-A tier II, the Company plans to pursue its business strategy of financing RTO contracts via Premier builders. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company’s objective of financing RTO contracts will be adversely affected and the Company may not be able to pursue the financing opportunity if it is unable to finance such opration. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as private funding, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of August 31, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to raise capital from the equity markets. These funds will be utilized by RTOF to provide commercial RTO contract financing to RTO contract investors.

Premier Buildings (www.premierbuildings.us) is a major shed builder and producer of RTO contracts operating in 31 states and Canada. In 2017 Premier Buildings produced approximately $60M in RTO contracts to their RTO Investors. Premier Buildings is increasing RTO sales at an annual rate of 25-30%. Premier Buildings will exclusively promote RTOF as a source of funding to their RTO contract investors, thereby providing a direct credit conduit to a significant pool of RTO contract investors.

Credit Structure:

Loans/Credits made by RTOF to RTO Investors will be collateralized by all RTO contracts and buildings owned by each RTO Investor utilizing recorded, state specific, UCC-1’s and all RTO contracts will be physically held in-house by the RTO contract servicer.

Income Sources:

Loan Fees – loan/document/processing/underwriting fees collected at time of loan closing.

Interest income earned on credit investments. Repayment structures on credits to RTO Investors may be structured in several ways depending on RTO contract term, borrower request and investment capital available to RTOF.

Prepayment Penalties - collected at time of early payoff.

RTO Investors Return on Investment

Quarterly capital distributions and Annual dividend distributions will be made to investors in RTOF. There will be a minimum return on investment of 7.00% to each investor in RTOF.

Key Resources Utilized for Credit Delivery and Management:

Docusign (http://www.docusign.com/) to obtain rapid credit applications from clients, loan document delivery to approved applicants and e-signature(s) from borrowers prior to loan disbursement.

Certificate of Signature will be obtained to provide assurance of digital signature. Recorded Verbal Verification to document understanding and clarification for future reference.

Electron Funds Transfers (EFT) to provide rapid delivery of loan proceeds directly into customers DDA account.

Credit Technologies, Inc (http://www.credittechnologies.com/) to provide FICO credit reports and analyses.

Veri-tax (http://www.veri-tax.com/) to compare loan application data to IRS data.

Professional Contract Underwriter to provide thorough, consistent, uniform, high quality underwriting and recommendations for credit decisions, with and without pre-closing and/or post-closing conditions.

Credit Matrix System developed to score and compare applicant underwriting characteristics to minimum credit standards for credit repayment assurance.

FICO / DSC / Income / Years in Business / PFS / Tax Returns / Searches / Borrower Interview / Use of Funds / Lien Position / License held / Existing held debt.

UCC Search – to verify existing lien status.

Automatic Clearing House (ACH) payment debits required on all credits to assure timely collection of monthly loan payments.

Three Month Non-refundable Payment Reserve to provide payment reserve and payment assurance in the event of a declined ACH debit and/or a collective loan loss reserve.

Baker Donelson legal services to provide professional advisory, collection, bankruptcy, foreclosure and asset liquidation services.

Loan Servicing:

A professional, bonded note servicer, Blue House Rentals, LLC will be engaged to perform and manage all aspects of RTO loan servicing, i.e. RTO contract acquisition, loan document retention, loan payment collection, payment enforcement, resolution management, shed inventory re-sales, etc.

RTO Investors obtaining financing from RTOF must maintain their corporate DDA operating account at the bank utilized by the engaged servicer.

Scheduled monthly principal and interest debt payments will be debited from the RTO Investors’ DDA operating account by the engaged servicer.

Each RTO Investor approved for business with RTOF will be required to maintain an escrow account equal to two fixed monthly P&I payments with RTOF. RTOF will be able to debit the escrow account for scheduled monthly principal and interest (P&I) payments. The RTO Investors minimum required escrow account balance will be updated and modified, as necessary, quarterly.

Credit Closing and Funding:

RTOF will engage Baker-Donaldson Law firm to conduct all legal aspects related to pre-loan approval (UCC search), manage conditions to loan approval (clearing liens, state specific requirements) and manage loan closings (disbursements, collection of recording fees, payoffs and related fees). This document is not to be considered an offer to sell or a solicitation of an offer to buy any securities. The offering by the Company to sell securities will be made only by a Private Placement Memorandum, copies of which may be obtained only in those states determined by management in which the Private Placement Memorandum will be circulated and only where management as may lawfully offer securities in such states.

RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect RTO FINANCE business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of August 31, 2017, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future.

The company has operated at a loss since inception, and these losses are likely to continue. RTO FINANCE net loss for the period ending August 31, 2017 was $15,000. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on August 31, 2017, and we have no operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

•our ability to finance RTO contracts;

•our ability to contain RTO contracts, marketing and other operating costs;

•product value appreciation or depreciation in our markets;

•our ability to absorb costs that are beyond our control, such as taxes, insurance premiums, litigation costs and miscellaneous costs;

•our ability to respond to changes in trends in our markets; and

•economic conditions in our markets and the general economy.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale or rental of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the

Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

The profitability of attempted financing is uncertain.

We intend to acquire products from which to generate revenue. Financing storage units entails risks that investments will fail to perform in accordance with expectations. Risks inherent in financing include risks that the RTO investors might default. Expenses may be greater than anticipated.

Competition with third parties for storage unit’s finance may result in us reduce our finance charges for units which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in the storage finance business, many of which have greater resources than we do. Some of these parties may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable storage unit financing may increase. Any such increase would result in increased competition and decrease profitability. If competitive pressures cause us to earn less on our financing activities, our ultimate profitability may be reduced and the value of our stock and may not appreciate. This may cause you to experience a lower return on your investment.

Risks Related to Our Securities

There is no current established trading market for the Shares or Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Shares or our Common Stock, and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the Shares may have difficulty selling their Shares or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Shares.  The offering price for the Shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus the Company had 25,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 50,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or financing or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Delaware’s control share law. A corporation is subject to Delaware’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and it does business in Delaware or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Delaware’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Delaware has a business combination law which prohibits certain business combinations between Delaware corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance.

For purposes of Delaware law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements if we later become a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Should the Company later become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $100,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to RTO FINANCE CORP. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, CEO and CFO, have limited prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

The Management has limited experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Chief Executive Officer and Chief Financial Officer who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this offering circular. Although the Company plans to later become a public company, the Company would have to attract a market maker following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and other compliance costs. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this Offering Statement is $25,000. We will have to utilize funds from our Management, our President, CEO, CFO and Directors, who has verbally agreed to provide the company funds to complete the registration process. After the qualified date of this offering circular, we will be required to file annual and other current reports, or other information with the SEC as provided by the Securities Exchange Act. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Industry

To fully understand the demand for Rent-to-Own within the shed industry, and why RTO FINANCE CORP., has such an opportunity to fill this demand, one must look to the rent-to-own (RTO) contract investors related only to the portable shed industry.

Most RTO contract investors are financed by smaller community banks. This has been problematic due to in-house and/or regulatory capital restrictions applicable to each individual bank by their board and/or financial regulators. As RTO contract production grows in any given state, established community banks are pushed beyond their internal or external credit capacities and the RTO Investor must approach new community banks for sources of capital in order to continue operations.  As RTO Investors approach new community banks, the RTO education curve, lending comfort curve and regulatory insight provide substantial time delays for credit decisions and credit growth.  RTO contracts between investors and shed producers are non-existent due to historical industry practice, hence, should an RTO Investor not be able to fund the purchase of RTO contracts provided by a Shed Producers’ sales efforts, the Shed Producer must move on to another RTO Investor with the capital capacity to fund the purchase.  Should this happen, the initial RTO Investor typically loses all future RTO contract purchases from that Shed Producer.

The shed and mobile storage services industry, has experienced surging demand in the five years to 2017. The residential market makes up the industry's largest revenue source, estimated at 80.0%, with demand dependent on existing and new traditional and mobile residential sales. Consequently, improving demand from both residential and commercial construction markets propelled the industry growth during the five years to 2017, with revenue expected to rise at an annualized rate of 3.2% to $7.4 billion. In 2017, growth is expected to be especially strong as falling oil prices reduce the industry's transportation costs, the establishment of new dealer lots and increased sales from existing dealer lots increase shed sales, resulting in an industry wide revenue increase of 6.2%.

The industry has also benefited from the growth of corporate markets. According to IBISWorld Industry Analyst Dmitry Diment, “Since industry operators provide furniture and equipment transportation to downstream commercial clients, as well as document storage, demand for industry services increases as businesses expand their operations.” Although the office rental vacancy rate, which serves as a proxy for business activity, continued to rise during the first half of the current five-year period, a turnaround finally occurred in 2012. The office rental vacancy rate is expected to fall from 2012 to 2015 as corporations expand operations, increasing demand for industry services.

“With the economy projected to grow substantially during the next five years, downstream demand for mobile storage services is projected to increase,” says Diment. “The industry is also expected to benefit from an uptick in demand from commercial clients as corporate markets and retail sales grow.” Although fuel prices are projected to increase, the industry will benefit from comparatively low oil prices. Since companies in the industry use trucks to transport storage containers from door to door, the price of fuel is critical to the success of the industry.

Target Markets

The target market will consist of blue-collar to middle-class homeowners who have a need for an outdoor storage facility.  The targeted areas will be suburban to transitioning city-rural locations.  Initial operations will focus on the Tampa Bay area and will then expand throughout the State of Florida and then, the Southeastern United States.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

RTO FINANCE CORP., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 23, 2017. Our President, Chief Executive Officer, and Chief Financial officer was appointed upon incorporation.

On September 9, 2017 the Company issued 25,000,000 shares of restricted common stock with a par value of $.00001, to our founders, President, CEO, CFO and Directors.

Business Information

Introduction

RTO FINANCE CORP. is a developmental stage company that plans to provide RTO contract financing.  RTO FINANCE CORP will provide a consistent structured source of financing specifically to rent-to-own (RTO) contract investors related only to the portable shed industry.

RTO Contract Industry Overview:

Portable shed building is a nationwide industry with only two types of sales: cash or RTO contract financing. When a shed is sold utilizing RTO financing, the shed builder sells their RTO contracts and the respective shed to established investors. RTO investors are usually state specific, i.e., each investor purchases all of the RTO contracts produced by their respective builder/seller from a specific state. As RTO contracts and sheds, are purchased by an Investor, each contract is placed with an RTO Contract Servicer engaged by the Investor to provide payment collection and total account management services.

The Problem:

Most RTO contract Investors are financed by smaller community banks. This has been problematic due to in-house and/or regulatory capital restrictions applicable to each individual bank by their board and/or financial regulators. As RTO contract production grows in any given state, established community banks are pushed beyond their internal or external credit capacities and the RTO Investor must approach new community banks for sources of capital in order to continue operations.

Each new community bank faces several necessary credit related hurdles. The RTO industry is usually a newly introduced credit industry which they recognize will require significant, continuing, growing credit investment and an extensive industry/credit structure familiarity by the most senior credit officers. Also, while most bankers are thoroughly familiar with consumer/commercial shares, they have no experience with rent-to-own contracts and applicable consumer regulatory statutes.

Due to these internal/external credit related issues, each bank goes through an initial necessarily prolonged educational time curve and a prolonged comfort time curve with significant regulatory oversite, which typically requires 6-10 months prior to a credit decision, even when a positive credit extension decision is made. Once an RTO Investor credit application has been approved, each bank typically dedicates their entire individual industry capacity to the first RTO Investor which establishes credit at that bank, thereby blocking other RTO Investors from doing any RTO related business at that bank.

The Opportunity:

Establish a company which can raise significant, continuing funds from a “non-credit regulated” source to provide commercial credit financing to RTO Investors.

The Business Model Overview:

RTO Finance Corp was established to raise capital from the equity markets. These funds will be utilized by RTOF to provide commercial RTO contract financing to RTO contract investors.

Premier Buildings (www.premierbuildings.us) is a major shed builder and producer of RTO contracts operating in 31 states and Canada. In 2017 Premier Buildings produced approximately $60M in RTO contracts to their RTO Investors. Premier Buildings is increasing RTO sales at an annual rate of 25-30%. Premier Buildings will exclusively promote RTOF as a source of funding to their RTO contract investors, thereby providing a direct credit conduit to a significant pool of RTO contract investors.

Credit Structure:

Loans/Credits made by RTOF to RTO Investors will be collateralized by all RTO contracts and the respective sheds owned by each RTO Investor utilizing recorded, state specific, UCC-1’s and all RTO contracts will be physically held in-house by the RTO contract servicer.  Each shed has a unique serial number, thereby allowing specific collateral identification and inventory management.

Income Sources:

Loan Fees – loan/document/processing/underwriting fees collected at time of loan closing.

Interest income earned on credit investments. Repayment structures on credits to RTO Investors may be structured in several ways depending on RTO contract term, borrower request and investment capital available to RTOF.

Prepayment Penalties - collected at time of early payoff.

RTO Investors Return on Investment

Quarterly capital distributions and Annual dividend distributions will be made to investors in RTOF. There will be a minimum return on investment of 7.00% to each investor in RTOF.

Key Resources Utilized for Credit Delivery and Management:

Docusign (http://www.docusign.com/) to obtain rapid credit applications from clients, loan document delivery to approved applicants and e-signature(s) from borrowers prior to loan disbursement.

Certificate of Signature will be obtained to provide assurance of digital signature. Recorded Verbal Verification to document understanding and clarification for future reference.

Electron Funds Transfers (EFT) to provide rapid delivery of loan proceeds directly into customers DDA account.

Credit Technologies, Inc (http://www.credittechnologies.com/) to provide FICO credit reports and analyses.

Veri-tax (http://www.veri-tax.com/) to compare loan application data to IRS data.

Professional Contract Underwriter to provide thorough, consistent, uniform, high quality underwriting and recommendations for credit approval.

Credit Matrix System developed to score and compare applicant underwriting characteristics to minimum credit standards for credit repayment assurance.

FICO / DTI / Income / Years in Business / PFS / Tax Returns / Searches / Borrower Interview / Use of Funds / Lien Position / License held / Existing held debt.

UCC Search – to verify existing lien status.

Automatic Clearing House (ACH) payment debits required on all credits to assure timely collection of monthly loan payments.

Three Month Non-refundable Payment Reserve to provide payment reserve and payment assurance in the event of a declined ACH debit and a collective loan loss reserve.

Baker Donelson legal services to provide professional advisory, collection, bankruptcy, foreclosure and asset liquidation services to BLA and member banks.

Loan Servicing:

A professional, bonded note servicer, Blue House Rentals, LLC will be engaged to perform and manage all aspects of RTO loan servicing, i.e. RTO contract acquisition, loan document retention, loan payment collection, payment enforcement, resolution management, etc.

RTO Investors must maintain their corporate DDA operating account at the bank utilized by the engaged servicer.

Scheduled monthly principal and interest debt payments will be debited from the RTO Investors’ DDA operating account by the engaged servicer.

Each RTO Investor approved for business with RTOF will be required to maintain an escrow account equal to two fixed monthly P&I payments with RTOF. RTOF will be able to debit the escrow account for scheduled payments, should the RTO Investors DDA operating account have no sufficient funds to make scheduled payments. The RTO Investors minimum escrow account balance will be updated quarterly.

Credit Closing and Funding:

RTO will engage Baker-Donaldson Law firm to conduct all legal aspects related to pre-loan approval (UCC search), manage conditions to loan approval (clearing liens, state specific requirements) and manage loan closings (disbursements, collection of recording fees, payoffs and related fees). This document is not to be considered an offer to sell or a solicitation of an offer to buy any securities. The offering by the Company to sell securities will be made only by a Private Placement Memorandum, copies of which may be obtained only in those states determined by management in which the Private Placement Memorandum will be circulated and only where management as may lawfully offer securities in such states.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $4. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $20,000,000 as anticipated.

We expect the Offering itself to cost about $25,000, including legal and accounting fees – principally the cost of preparing this Offering Circular. Otherwise, all of the proceeds of the Offering, no matter how much we raise, will be used to obtain loan commitments, and to pay its normal operating costs, including development fees to our CEO and CFO.

The above figures represent only estimated costs for the next 12 months. If necessary, Mr. Rudd, our CEO and Director, has verbally agreed to provide the company funds to complete the qualification process. Mr. Rudd may be repaid from the proceeds of this offering by the Company, if sufficient funds are available. There is no obligation for the Company to pay back any monies provided to the Company by Mr. Rudd.

The Company may reimburse its Management for the costs of this offering, but has no obligation to do so. Proceeds from the sale of shares by the Company will not be used to compensate our Officers and Directors.

Use of Proceeds
Corporate Overhead - one year	$125,000
General Expenses	$125,000
Salaries and Insurance	$500,000
Legal, Accounting and Offering Expenses	$250,000
Marketing	$1,000,000
Working Capital to finance the RTO contracts	$18,000,000
TOTAL	$20,000,000

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock is not listed on a public exchange, the Company may choose to file and obtain a listing on the Over the Counter Marketplace following qualification of this offering circular. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $4 per share. This price is significantly higher than the price paid by the Company’s officer and director which was $0.00001.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$.00001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$8,000,000
Net tangible book value per share after offering	$0.40
Increase to present stockholders in net tangible book value per share
after offering	$0.40
Capital contributions	$0
Number of common shares outstanding before the offering	20,000,000
Number of common shares after offering assuming the sale of 50% of shares	22,500,000
Percentage of ownership after offering	88.88%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$.00001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$16,000,000
Net tangible book value per share after offering	$0.80
Increase to present stockholders in net tangible book value per share
after offering	$0.80
Capital contributions	$0
Number of common shares outstanding before the offering	20,000,000
Number of common shares after offering assuming the sale of the maximum number of shares	25,000,000
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$4.00
Dilution per share	$3.55
Capital contributions	$10,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of common shares after offering held by public investors	2,500,000
Percentage of ownership after offering	12.5%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$4.00
Dilution per share	$3.80
Capital contributions	$20,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	25%

SELLING SHAREHOLDERS

There are no shares being offered for resale by the existing stockholders, nor any by the Officers and Directors of the Company.

The following table sets forth the name of the existing stockholders, the number of shares of common stock beneficially owned by each of the stockholders as of August 31, 2017. The shares being offered hereby are being registered to permit public secondary trading, and the existing stockholders may offer all or part of the shares for resale from time to time. However, the selling/existing stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the existing stockholders who are also the Officers and Directors of the Company.

Name of existing stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Ben Terry Rudd	20,000,000	NIL	20,000,000	100.00%
Total	20,000,000	NIL	20,000,000	100.00%

* Ben Terry Rudd is the Chief Executive Officer, and a Director of the Company; and the Chief Financial Officer.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Mr. Rudd our CEO and director through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Rudd or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the Company may also use online funding sites, brokers, dealers, or underwriters who may act solely as agents at a fixed price of $4 per share. The sale of our common stock offered by us through this Offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to online funding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. In addition, the selling stockholder may transfer the shares of our common stock by other means not described in this prospectus. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 20,000,000 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 5,000,000 shares of its common stock for sale at the price of $4 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mr. Rudd of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Rudd is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Rudd will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Rudd is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Rudd will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Rudd will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 5,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $4 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $4 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $4 per share.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the Offering (including fees pursuant to the securities laws of certain states), which we expect to be no more than $25,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must provide the following:

·       Your name and address

·       Your social security number (for tax reporting purposes)

·       Whether you are an “accredited investor”

·       If you not an accredited investor, your income and net worth

·       Execute and deliver a subscription agreement; and

·       Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “RTO FINANCE CORP.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty (30) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”). As of the date of this filing and taking into account the Share Transactions, we have 20,000,000 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Options and Warrants

The management may at some future date decide that it is in the best interests of the shareholders to issue warrants. At the time of this filing, there are no immediate plans to issue, nor any outstanding warrants or options.

Convertible Shares

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a stock transfer agent however, in the future we intend to enlist the services of one.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will retained by our CEO until we appoint a Transfer Agent.

The financial statements included in this offering circular and the Offering Statement have been prepared by our CFO, Ben Rudd, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Offering Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time, we have a dedicated physical office space, we operate out of the address provided herein.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Ben Terry Rudd		President, Chief Executive Officer, CFO and Director

Ben Terry Rudd- CEO, CFO and Director

Ben Rudd is a former 30 + year commercial banker, and has served in various capacities including President and C.E.O for over 10 years.  Ben was instrumental in starting a company (BancAccess, Inc.) with 4 community banks to join forces to produce commercial loans and share basic bank related services.

As it relates to the portable storage business and rent-to-own (“RTO”) contract investment business, Ben will provide valuable guidance and direction since he is already experienced in both.  His knowledge and credit experience with both began approximately 18 years ago.  He formed a company approximately 4 years ago that has acquired over 3,000 RTO contracts, and related portable storage buildings, having an asset value over $20 million.  His company acquires on average, $650,000 in monthly RTO contracts with related portable storage buildings, and is increasing.  RTO contracts are purchased monthly in Minnesota, Wisconsin, Alabama, and Florida.  With Ben’s guidance and direction, the typical pitfalls of a start-up company, and learning curve, will be avoided since he has experience, and owns and operates a similar type company.  Ben will also be able to provide contacts and introductions to industry people and organizations that should help Buy Smart Storage Solutions grow and prosper.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Management believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As of August 31, 2017 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation ($) (g)	Nonqualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)
Ben Terry Rudd President, CEO, Director	(2)	-	-	20,000,000 (2)	-	-	-	-	$20,000,000

(1)	The Company was incorporated in the State of Delaware on August 23, 2017
(2)	On August 23, 2017, the Company issued 20,000,000 shares of restricted common stock with a par value of $.00001, to our founder, President, CEO and Director, Benn Terry Rudd

Compensation of Directors

The table below summarizes all compensation of our directors as of August 31, 2017.

DIRECTOR COMPENSATION

Name and principal position (a)	As of August 31, 2017 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation ($) (g)	Nonqualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)
Benn Terry Rudd President, CEO, Director	(1)	-	-	20,000,000 (2)	-	-	-	-	$20,000,000

(1)	The Company was incorporated in the State of Delaware on August 23, 2017
(2)	On August 23, 2017, the Company issued 20,000,000 shares of restricted common stock with a par value of $.00001, to our founder, President, CEO and Director, Benn Terry Rudd

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 31, 2017 the Company has 20,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Ben Terry Rudd	20,000,000,000	100%			100%

5% Shareholders - None	-	-	-	-	-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 23, 2017, Ben Terry Rudd was appointed as President, Chief Executive Officer, financial officer and Director.

On August 23, 2017, the Company issued 20,000,000,000 shares of restricted common stock with a par value of $.00001, to our founder, President, CEO and Director, Ben Terry Rudd.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officers or employees private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our Management plans to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our director and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

FINANCIAL STATEMENTS AND EXHIBITS.

RTO FINANCE CORP.

INDEPENDENT AUDITOR’S REPORT

September 17, 2017

To: Board of Directors, RTO Finance Corp.

Attn: Ben Rudd

Re: Initial period Financial Statement Audit (August 23, 2017 through August 31, 2017)

We have audited the accompanying financial statements of RTO Finance Corp. (a corporation organized in the State of Delaware) (the “Company”), which comprise the balance sheets as of August 31, 2017, and the related statements of income, retained earnings, and cash flows for the period from August 23, 2017 (inception) through August 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2017, and the results of its operations and its cash flows for the period of August 23, 2017 (inception) through August 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act.  Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

RTO FINANCE CORP.

BALANCE SHEET

As of August 31, 2017

As of August 31, 2017

ASSETS

CURRENT ASSETS:
Total Current Assets	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Shareholder Advance	$15,000
Total Current Liabilities	$15,000

TOTAL LIABILITIES	$15,000

STOCKHOLDERS' DEFICIT

Common Stock:
175,000,000 shares authorized, par value $.00001 per share; 20,000,000 shares issued and outstanding as of August 31, 2017	$200
Additional paid-in capital	$(200)
Accumulated deficit	$(15,000)

TOTAL STOCKHOLDERS' DEFICIT	$(15,000)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

RTO FINANCE CORP.

STATEMENTS OF OPERATIONS

For the period from August 23, 2017 (inception) through August 31, 2017

For the period
August 23, 2017 (inception)
to August 31, 2017
Revenues	$-

Operating Expenses	$15,000

Operating Loss	$(15,000)

Net Loss	$(15,000)

Basic income (loss) per common share for continuing operations	$(0.00075)

Basic weighted average common shares outstanding	20,000,000

The accompanying shares are an integral part of these financial statements.

RTO FINANCE CORP.

STATEMENT OF CHANGE IN STOCKHOLDERS’ DEFICIT

For the period from August 23, 2017 (inception) through August 31, 2017

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Capital	Earnings	Equity

Opening Balance, August 23, 2017	-	$-	$0	$-	$-

Common shares issued to founders	20,000,000	200	(200)		0

Net Loss				(15,000)	(15,000)
Balance, August 31, 2017	20,000,000	$200	$(200)	$(15,000)	$(15,000)

The accompanying shares are an integral part of these financial statements.

RTO FINANCE CORP.

STATEMENTS OF CASH FLOWS

For the period
August 23, 2017 (inception)
to August 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(15,000)

Net cash provided by (used in) operating activities	(15,000)

CASH FLOWS FROM INVESTING ACTIVITIES
None	-
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Shareholder Advance	15,000

Net cash (used in) provided by financing activities	15,000

Net increase in cash	-

Cash, beginning of period	-
Cash, end of period	-

NON-CASH TRANSACTIONS
Shares issued to founder	20,000,000

The accompanying shares are an integral part of these financial statements.

RTO FINANCE CORP.

NOTES TO FINANCIAL STATEMENTS

As of August 31, 2017

NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

RTO Finance Corp., a corporation formed under the laws of the state of Delaware (the “Company”), is a developmental stage company, incorporated on August 23, 2017. The Company will provide liquidity, financing and capital to investors in purchased rent-to-own (“RTO”) contracts and other financing arrangements related to the portable outdoor shed industry.  The Company may or may not invest directly in RTO contracts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Estimates are used when accounting for allowance for doubtful accounts, depreciation, and contingencies. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company earns revenues by providing financing services under individually negotiated contracts with varying terms, recognizing revenue in accordance with ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided and collectability is assured.   In arrangements where key indicators suggest the Company acts as principal, the Company records the gross amount billed to the client as revenue and the related costs incurred as cost of revenues as the services are provided.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans as of August 31, 2017. The Company had one stock issuance to its founder. The Company issued 20,000,000 restricted common shares at par value of $0.00001 to its founder on August 23, 2017. All issuance of stock was considered to be of nominal value through August 31, 2017.

Derivative Instruments

We generally do not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks. However, certain financial instruments, such as warrants and the embedded conversion features of our convertible promissory shares and debentures, which are indexed to our common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within our control. In such instances, net-cash settlement is assumed for financial accounting and reporting purposes, even when the terms of the underlying contracts do not provide for net-cash settlement. Derivative financial instruments are initially recorded, and continuously carried, at fair value.

Determining the fair value of these complex derivative financial instruments involves judgment and the use of certain relevant assumptions including, but not limited to, interest rates, volatility and conversion and redemption privileges. The use of different assumptions could have a material effect on the estimated fair value amounts.

The Company accounts for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging, and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.

The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company’s liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, The Company seeks to validate the model’s output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820, Fair Value Measurements (ASC 820), based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments.

As of August 31, 2017, the Company had no derivative contracts or financial instruments requiring fair value measurement.

Cash and Cash Equivalents

For purposes of the balance sheet and the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash and cash equivalents.  As of the balance sheet date, the Company had not yet formed a bank account and, thus, the cash and cash equivalent amounts at August 31, 2017 was $0.

Income Taxes

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of August 31, 2017, the Company is estimated to incur a net operating loss (“NOL”).  The NOL carryforward represents a potential deferred tax asset, however, given the uncertainty with which the Company may ever create taxable income, a full valuation allowance is recorded so the net deferred tax asset or liability as of the balance sheet date is $0.

Organization and Start-up Costs

The Company has a policy to expense organization and start-up costs as incurred. For the period of August 23, 2017 (inception) through August 31, 2017, the Company has incurred $15,000 in organization cost which have been expensed in the current period.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of August 31, 2017 there were no common stock equivalents or options outstanding.

Recently Issued Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Fair Value Measurements

ASC 820 and ASC 825, Financial Instruments (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

JOBS Act – Emerging Growth Company Status

The Company is an "emerging growth company" as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012). The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are "emerging growth companies." We will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer," as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

NOTE 2 - EQUITY

Common Stock

The Company has 75,000,000 shares authorized of a single class of common shares.  On August 23, 2017 the Company issued 20,000,000 shares of its $0.00001 par value common stock to its founder and CEO, Ben Rudd.

NOTE 3 – RELATED PARTY

As mentioned above, the Company issued 20,000,000 shares of restricted common stock on August 23, 2017, at par value of $0.00001 to its founding shareholder who is also the sole member of management.

The founding shareholder has also advanced $15,000 in expenses paid on behalf of the Company (the “Shareholder Advance”) until there is a corporate cash account.  The founding shareholder has agreed to not charge the Company interest on the amounts advanced at this time, but the amounts advanced represent an open, unsecured line of credit.  The Company plans to repay the Shareholder Advance with the proceeds of a stock issuance (discussed more below).

NOTE 4 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, financing or other arrangements that may dilute the interests of existing stockholders.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated the events subsequent to the balance sheet date of these financial statements through September 17, 2017 and determined that no material events or impacts of accounting pronouncements require disclosure other than that the Company is in the process of raising capital under a securities offering permitted under Title IV of the JOBS Act.  The offering is intended to provide the Company the capital necessary to execute on its business strategies.

EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Delaware Secretary of State on August 23, 2017 (1)
1A-2B	By-laws (1)
1A-3	Legal Opinion (1)
1A-4 1A-5	Sample Subscription Agreement (1) Consent of the Public Accountant (1)

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in GULF BREEZE, FL on September 20, 2017.

RTO FINANCE CORP.

By:	/s/Ben Terry Rudd
Name:	Ben Terry Rudd
Title:	President, Chief Executive and financial Officer and Director
Date:	September 20, 2017

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Ben Terry Rudd	President, Chief Executive and financial Officer, and Director (Principal Executive Officer)	September 20, 2017
Ben Terry Rudd